Exhibit 1

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Prime Medicine, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date:   August 11, 2025

ARCH VENTURE FUND X, L.P.

By:        ARCH Venture Partners IX, L.P.

its General Partner

By:     ARCH Venture Partners X, LLC

its General Partner

By:                         *

Robert Nelsen

Managing Director

ARCH VENTURE PARTNERS X, L.P.

By:        ARCH Venture Partners X, LLC

its General Partner

By:                         *

Robert Nelsen

Managing Director

ARCH VENTURE PARTNERS X, LLC

By:                         *

       Robert Nelsen

        Managing Director

ARCH VENTURE FUND X OVERAGE, L.P.

By:        ARCH Venture Partners X Overage, L.P.

its General Partner

By:     ARCH Venture Partners X, LLC

its General Partner

By:                         *

Robert Nelsen

Managing Director

ARCH VENTURE PARTNERS X OVERAGE, L.P.

By:       ARCH Venture Partners X, LLC

its General Partner

By:                         *

Robert Nelsen

Managing Director

                          *

Keith Crandell

                          *

Robert Nelsen

                          *

Kristina Burow

                          *

Steven Gillis

* By:  /s/ Mark McDonnell

 Mark McDonnell as

 Attorney-in-Fact

*          This Agreement of Joint Filing was executed by Mark McDonnell pursuant to a Powers of Attorney filed as Exhibit 24 and 24.1 to the Form 3 relating to the beneficial ownership of shares of Prime Medicine, Inc. by the Reporting Persons filed with the Securities Exchange Commission on October 19, 2022 and incorporated herein in its entirety by reference.